As filed with the Securities and Exchange Commission on May 12, 2008
Registration No. 333-150825

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	23-1483991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(717) 763-7064
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Kimmel
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
(717) 763-7064
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Kimmel
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
Harsco Corporation
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
Telephone: (717) 763-7064
Facsimile: (717) 763-6424
Christopher M. Kelly Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Telephone: (216) 586-3939 Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment no. 1 to the registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered(1)	Per Unit(1)	Price(1)	Registration Fee(1)
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE
     The purpose of this Post-Effective Amendment to Harsco Corporation’s Registration Statement on Form S-3 (file no. 333-150825) is to refile Exhibit 25.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

Amount to
Be Paid

SEC registration statement filing fee(1)
Trustee fees and expenses(2)	$35,000
Legal fees and expenses(2)	373,000
Accounting fees and expenses(2)	155,000
Miscellaneous(2)	30,000

Total(2)	$593,000

(1)	Deferred in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	Estimated. Actual amounts to be determined from time to time.

Item 15.	Indemnification of Directors and Officers.

Article III, Section 9 of Harsco Corporation’s by-laws, as currently in effect, provides that the Company shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any such actions by or in the right of the Company or other entity) by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or of such a constituent corporation, including any constituent of a constituent, absorbed in a consolidation or merger by the Company), or is or was serving at the request of the Company (or of such a constituent corporation) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding upon a determination having been made as to his good faith and conduct as required by applicable law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided hereby shall not be deemed exclusive of any other such rights provided for pursuant to agreement or otherwise.

Article Thirteenth, Section (b) of Harsco Corporation’s Certificate of Incorporation, as currently in effect, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides in regard to indemnification of directors and officers as follows:

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,

whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)     Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)     For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)     The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

The Indemnification Agreements between Harsco Corporation and its directors provide that the Company shall, subject to certain exceptions, indemnify each director against any liability incurred by or assessed against the director in connection with any proceeding in which the director may be involved, as a party or otherwise, by reason of the fact that the director is or was serving in a official capacity, including, without limitation, any liability resulting from actual or alleged breach or neglect of duty, error, misstatement, misleading statement, omission, negligence, act giving rise to strict or product liability, act giving rise to liability for environmental contamination, or other actor omission. In addition, the Company shall pay any liability in the nature of an expense (including attorneys’ fees and expenses) incurred in good faith by each director in advance of the final disposition of a proceeding; provided, however, that the director shall repay such amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company pursuant to the director’s Indemnification Agreement.

There is currently in force liability insurance providing coverage (with certain deductibles and exceptions) for past, present and future directors and officers of Harsco Corporation acting in such capabilities.

Item 16.	Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement.*
4.1	Form of Senior Indenture.**
5.1	Opinion of Jones Day.**
12.1	Calculation of Ratio of Earnings to Fixed Charges.**
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).
24.1	Power of Attorney.**
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.

*	To be filed either as an amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which a prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camp Hill, state of Pennsylvania, on May 12, 2008.

Harsco Corporation

By:	/s/ Mark E. Kimmel
Mark E. Kimmel,
Senior Vice President, Chief Administration Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Salvatore D. Fazzolari* Salvatore D. Fazzolari	Chairman and Chief Executive Officer and Director	May 12, 2008

/s/ Geoffrey D.H. Butler* Geoffrey D.H. Butler	President, Harsco Corporation; CEO, Access Services and Mill Services; and Director	May 12, 2008

/s/ Stephen J. Schnoor* Stephen J. Schnoor	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2008

/s/ Richard M. Wagner* Richard M. Wagner	Vice President and Controller (Principal Accounting Officer)	May 12, 2008

/s/ Kathy G. Eddy* Kathy G. Eddy	Director	May 12, 2008

/s/ Terry D. Growcock* Terry D. Growcock	Director	May 12, 2008

/s/ Jerry J. Jasinowski* Jerry J. Jasinowski	Director	May 12, 2008

/s/ D. Howard Pierce* D. Howard Pierce	Director	May 12, 2008

/s/ Carolyn F. Scanlan* Carolyn F. Scanlan	Director	May 12, 2008

/s/ James I. Scheiner* James I. Scheiner	Director	May 12, 2008

/s/ Andrew J. Sordoni, III* Andrew J. Sordoni, III	Director	May 12, 2008

S-1

Signature	Title	Date

/s/ Dr. Robert C. Wilburn* Dr. Robert C. Wilburn	Director	May 12, 2008

*	Mark E. Kimmel, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.

By:	/s/ Mark. E. Kimmel Mark E. Kimmel Attorney-in-Fact	May 12, 2008

S-2

EXHIBIT INDEX

Exhibit
No.	Description

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.